Creative Realities | WIRELESS RONIN® TECHNOLOGIES

Summary of Merger

August 2014

Safe Harbor

This presentation contains certain statements that are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Wireless Ronin Technologies, Inc. and Creative Realities, LLC (the "Companies"). Readers are cautioned that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Forward-looking statements relating to the transaction involving the Companies include, but are not limited to: statements about the benefits of the transaction, including future financial and operating results; the Companies' plans, objectives, expectations and intentions; the expected timing of completion of the transaction; and other statements relating to the transaction that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements.

With respect to the proposed transaction, these factors include, but are not limited to: risks and uncertainties relating to the ability to satisfy the various conditions to closing; the risk that a condition to closing of the Combination may not be satisfied; the length of time necessary to consummate the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption arising as consequence of the transaction making it more difficult to maintain existing relationships or establish new relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; the ability of the combined company to retain and hire key personnel; the effect of future regulatory or legislative actions on the companies; and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect.

Additional risks and uncertainties are identified and discussed in Wireless Ronin Technologies, Inc.'s reports filed with the SEC and available at the SEC's website at www.sec.gov. Forward-looking statements included in this document speak only as of the date of this document. Neither of the Companies undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this document.

Summary of Merger

Transaction

Reverse triangular stock-for-stock merger between surviving public company Wireless Ronin Technologies, Inc. (OTCQB: RNIN) and private company, Creative Realities, LLC

Ownership

Fully diluted ownership of 60% Creative Realities shareholders (Pegasus Partners IV, LP) and 40% Wireless Ronin shareholders (including shareholders of Broadcast International who will receive stock in Wireless Ronin as part of the pending merger transaction)

All stock merger; will remain public company listed on OTCQX

Board Composition

Initially 2 chosen by each company + Company CEO

Management Structure

CEO: Paul Price; CFO: John Walpuck; President: Scott Koller

Market Capitalization

Combined FD equity market cap of approx. $22.5 million


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Merger Rationale

Strategic fit

- Revenue diversification; marquee customers in 5 major verticals
- Single source supplier of highly complementary products and services
- NewCo = CRI (sales engine) + WR (technology & automation)

Scale

- 2014 $23 - 26 million revenue pro forma
- 4 locations: NY, NJ, MN, and Ontario, Canada
- Cost structure and back-office optimization

Sponsorship

- >80% institutional ownership pro forma


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4:20 PM
SHOP
WHAT'S "NEW"
KNOW your FOOD
"LOCAL"

We help retailers
and brands use
the latest technologies
to create better
shopping experiences.


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Marquee current customers

CHRYSLER

macy's

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CATERPILLAR®

Calvin Klein

RITE AID

ADSPACE

ARAMARK

Sunglass Hut

Nestlé Waters
The Healthy Hydration Company™

KFC

Highly complementary client verticals expertise

Fashion, Mass Merch., Beauty, Grocery, Finance, Drugstore, Health, Food, Dept Stores, Digital Signage Networks, Truck Rental, Sporting Goods
Automotive, QSR, Food Service, Non-profit



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Highly complementary products and services

- Meets client expectations by completing integrated offering
- Reinforces unique capabilities without closing market opportunities
- Opening new market segments



Highly complementary talents

Marketing
Consulting
Experience Design
Systems Engineering
Field Services
Software Development
Content Management Services
Content Development


What's
your
Scent
TODA

Management Team

Paul Price
CEO

John Walpuck
COO & CFO

Scott Koller
President

Joe Hasenzahl
National Sales Director

Beth Warren
CMO

Alan Buterbaugh
Network Services

Dan Alstrup
Technical Director



2013 Stand-Alone P&L

	2013	
	Creative Realities	Wireless Ronin
($ in millions)		
Sales:		
Hardware	$ 5.9	$ 1.7
Software	-	1.1
Services and Other	5.7	4.0
Total Sales	**$ 11.6**	**$ 6.8**
Hardware	$ 3.6	$ 1.1
Software	-	0.0
Services and Other[1]	6.9	1.7
Total Cost of Sales	**$ 10.6**	**$ 2.8**
Gross Profit	**$ 1.0**	**$ 4.0**
% Margin	*9%*	*59%*
Sales and marketing Expenses	$ 0.9	$ 1.5
Research and development Expenses	0.0	0.9
General and administrative Expenses	2.6	4.9
Depreciation and Amortization Expense	0.3	0.2
Total Operating Expenses [1]	**$ 3.8**	**$ 7.6**
% of Sales	*33%*	*111%*
Operating (Loss)	**$ (2.8)**	**$ (3.6)**
EBITDA	**$ (2.5)**	**$ (3.4)**

Note:

1. Certain salary costs are allocated to COGs in Creative Realities P&L versus allocated to operating expenses in the Wireless Ronin P&L


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Pro forma Cap Table

	Basic	Basic, %	FD	FD, %
WR Outstanding Common Stock	17,103,055	29.2	17,103,055	24.3
Merger Consideration Stock	28,570,934	48.7	28,570,934	40.6
Wireless Ronin Warrants		-	2,304,971	3.3
Wireless Ronin Options		-	1,180,564	1.7
Pegasus Common Stock Warrants		-	1,779,015	2.5
Series A Preferred Equity, as-converted ($5mm)	12,975,000	22.1	12,975,000	18.4
Series A Preferred Common Stock Warrants		-	6,487,500	9.2
Total	58,648,989	100.0	70,401,039	100.0

Notes:

1/ Table includes Wireless Ronin stock issued as a result of Broadcast International transaction, but excludes 229,289 Broadcast International options and warrants

2/ Directors and officers currently own 3.5% of the combined company on a fully diluted basis (including unvested options but excluding shares held by funds affiliated with directors)

3/ Outstanding Warrants (other than Financing Warrants & CRI Warrants) have average exercise price of $1.12

4/ Outstanding Options have average exercise price of $2.49



Summary of Combined Company

- Single-source in-store marketing technology provider: running robust digital networks with best-in-class patented technology
- Combination of marketing and technology capabilities allow for creative solutions
- Delivering additional content creation, network operations and technology
- Cost synergies in CoGS, OpEx and G&A
- High-quality F1000 pipeline provides significant new customer acquisition and cross-selling opportunities


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All The Looks
All Originals
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